                   U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K

--------------------------------------------------------------------------------



                               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): January 2, 2000



                     EAGLE WIRELESS INTERNATIONAL, INC.
                     ----------------------------------
             (Exact Name of Registrant as Specified in Charter)


                                    TEXAS
                                    -----
               (State or other jurisdiction of incorporation)

            0-20011                                   76-0494995
            -------                                   ----------
    (Commission File Number)              (I.R.S. Employer Identification No.)


               101 COURAGEOUS DRIVE, LEAGUE CITY, TEXAS 77573
               ----------------------------------------------
         (Address of principal executive offices including zip code)


                               (281) 538-6000
                               --------------
            (Registrant's telephone number, including area code)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

On January 1, 2000, Eagle Wireless International, Inc. ("Company") acquired AtlanticPacific Communications, Inc. ("AtlanticPacific") in a business combination accounted for as a purchase. AtlanticPacific is primarily engaged in the nationwide sales and installation of fiber and cable to commercial enterprises. To culminate this transaction, the Company issued 518,919 shares of its common stock and paid no cash to AtlanticPacific. However, the Company assumed debt of $1,304,080 and immediately paid off $830,000. The total cost of the acquisition was $3,131,850, which exceeded the fair value of the net assets of AtlanticPacific by $3,662,890. The excess is being amortized using the straight-line method over twenty (20) years.

On January 1, 2000, the Company acquired Comtel Communications, Inc. ("Comtel") in a business combination accounted for as a purchase. Comtel is primarily engaged in the sales and installation of fiber and cable to commercial enterprises in Texas and Louisiana. The Company issued 300,000 shares of its common stock to Comtel in culminating this transaction. The total cost of the acquisition was $2,269,856, which exceeded the fair value of the net assets of Comtel by $1,878,528. The excess is being amortized as goodwill using the straight-line method over twenty (20) years.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS


(a)   Financial Statements of Business Acquired.

      The financial statements relating to the acquisitions are attached hereto.

(b)   Pro Forma Financial Information.

      The pro forma financial information relating to the acquisitions are attached hereto.

(c)   Exhibits

EXHIBIT NUMBER    EXHIBIT DESCRIPTION
--------------    -------------------
10.1              Stock Purchase Agreement between Eagle Wireless
                  International, Inc. and the shareholders of Comtel
                  Communications, Inc. (incorporated by reference from
                  Exhibit 10.4 of the Company's annual report on Form
                  10-KSB for the year ended August 31, 2000, filed December
                  13, 2000)

10.2              Stock Purchase Agreement between Eagle Wireless
                  International, Inc. and the shareholders of Atlantic
                  Pacific Communications, Inc. (incorporated by reference from Exhibit 10.5 of the Company's annual report on Form
                  10-KSB for the year ended August 31, 2000, filed December
                  13, 2000)

23.1              Consent of McManus & Co., P.C.

23.2              Consent of McManus & Co., P.C.

                                 SIGNATURES





      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                          EAGLE WIRELESS INTERNATIONAL, INC.




                                          By: /s/ Richard Royall
                                          ---------------------------------
                                          Richard Royall
                                          Chief Financial Officer




DATE: August 2, 2001

                                EXHIBIT INDEX

EXHIBIT NUMBER    EXHIBIT DESCRIPTION
--------------    -------------------
10.1              Stock Purchase Agreement between Eagle Wireless
                  International, Inc. and the shareholders of Comtel
                  Communications, Inc. (incorporated by reference from
                  Exhibit 10.4 of the Company's annual report on Form
                  10-KSB for the year ended August 31, 2000, filed December
                  13, 2000)

10.2              Stock Purchase Agreement between Eagle Wireless
                  International, Inc. and the shareholders of Atlantic
                  Pacific Communications, Inc. (incorporated by reference from Exhibit 10.5 of the Company's annual report on Form
                  10-KSB for the year ended August 31, 2000, filed December
                  13, 2000)

23.1              Consent of McManus & Co., P.C.

23.2              Consent of McManus & Co., P.C.

----------------------------------------------------------------------------

                   ATLANTIC PACIFIC COMMUNICATIONS, INC.
                           FINANCIAL STATEMENTS
                        DECEMBER 31, 1999 AND 1998

----------------------------------------------------------------------------




                             TABLE OF CONTENTS



                                                                       PAGE
                                                                      ------
Independent Accountant's Report . . . . . . . . . . . . . . . . . . .    1

Balance Sheets  . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

Statements of Operations . . . . . . . . . . . .. . . . . . . . . . .    3

Statements of Changes in Shareholders' Equity . . . . . . . . . . . .    4

Statements of Cash Flows . . . . . . . . . . . .. . . . . . . . . . .    5

Notes to the Financial Statements . . . . . . . . . ... . . . . . . .  6 - 11

                       INDEPENDENT ACCOUNTANT'S REPORT





To the Board of Directors and Stockholders
Of AtlanticPacific Communications, Inc.:

We have audited the accompanying balance sheets of AtlanticPacific Communications, Inc. as of December 31, 1999 and 1998 and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AtlanticPacific
Communications, Inc. at December 31, 1999 and 1998 and the results of its operations, stockholders' equity, and its cash flows for the years then ended, in conformity with generally accepted accounting principles.




McManus & Co., P.C.
Morris Plains, New Jersey


August 29, 2000

-------------------------------------------------------------------------------

                         ATLANTIC PACIFIC COMMUNICATIONS, INC.
                                    BALANCE SHEETS
                                     DECEMBER 31,

-------------------------------------------------------------------------------


                                                ASSETS
                                                                       1999                 1998
                                                                  ----------------     ----------------
CURRENT ASSETS:
      Cash                                                      $          16,185    $           5,126
      Accounts Receivable, Net (Note 2)                                   151,447              230,192
      Stock Subscriptions Receivable                                       94,995                    0
      Prepaid Expense                                                         500                    0
      Contracts in Process                                                132,332                    0
                                                                  ----------------     ----------------
            Total Current Assets                                          395,459              235,318

PROPERTY AND EQUIPMENT: (NOTES 1 & 5)
      Office Equipment at Cost                                            124,993              103,069
      Less: Accumulated Depreciation                                       29,228                7,022
                                                                  ----------------     ----------------
            Net Property and Equipment                                     95,765               96,047

OTHER ASSETS:
      Security Deposits                                                     1,099                  518
                                                                  ----------------     ----------------
            Total Other Assets                                              1,099                  518

                                                                  ----------------     ----------------
TOTAL ASSETS                                                    $         492,323    $         331,883
                                                                  ================     ================

                                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts Payable                                          $         663,642    $         219,520
      Accrued Expenses                                                    261,079               91,485
      Advances (Note 3)                                                   184,822                    0
      Line of Credit - (Note 7)                                            45,000               50,000
      Capital Lease Obligations - current (Note 8)                          9,321                6,943
      Notes Payable - Current Portion (Note 6)                             65,013                    0
      Payroll Taxes Payable                                                     0                4,692
                                                                  ----------------     ----------------
            Total Current Liabilities                                   1,228,877              372,640

LONG - TERM LIABILITIES:
      Capital Lease Obligations (Note 8)                                   14,474               14,504
      Notes Payable (Note 6)                                               60,729                    0
                                                                  ----------------     ----------------
            Total Long - Term Liabilities                                  75,203               14,504

COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 9)

STOCKHOLDERS' EQUITY:
      Common Stock - $.0001 par value
            Authorized 100,000,000 shares
            Issued 5,817,000 and - 0 - shares, respectively                   582                    0
      Preferred Stock - $5.00 par value
            Authorized 5,000,000 shares
            Issued -0- and - 0 - shares, respectively                           0                    0
      Members' Equity                                                           0             (168,958)
      Additional Paid In Capital                                          461,515              113,697
      Retained Earnings / (Deficit)                                    (1,273,854)                   0
                                                                  ----------------     ----------------
            Total Stockholders' Equity                                   (811,757)             (55,261)

                                                                  ----------------     ----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $         492,323    $         331,883
                                                                  ================     ================

See accompanying notes to the financial statements.

------------------------------------------------------------------------------

                        ATLANTIC PACIFIC COMMUNICATIONS, INC.
                              STATEMENTS OF OPERATIONS
                          FOR THE YEARS ENDED DECEMBER 31,

------------------------------------------------------------------------------

                                                                               1999                1998
                                                                          ----------------    ----------------
NET SALES                                                               $       1,510,399   $       1,005,073
                                                                          ----------------    ----------------

COST OF GOODS SOLD:
     Direct Labor                                                                 874,669             273,425
     Materials                                                                    640,286             384,212
     Freight and Delivery                                                           2,767                   0
                                                                          ----------------    ----------------
         TOTAL COST OF GOODS SOLD                                               1,517,722             657,637
                                                                          ----------------    ----------------

     GROSS PROFIT                                                                  (7,323)            347,436
                                                                          ----------------    ----------------

GENERAL AND ADMINISTRATIVE EXPENSES:
     Advertising                                                                   12,836              13,511
     Auto Expense                                                                  23,389              22,223
     Auto Lease                                                                    28,554              19,089
     Bad Debt Expense                                                              31,485              28,362
     Consulting Fees                                                               17,506                   0
     Depreciation                                                                  18,622               7,022
     Dues and Subscriptions                                                           655               1,230
     Equipment Rental                                                               3,770               2,072
     Factoring Fees                                                                13,995                   0
     Insurance                                                                     16,696              25,154
     Miscellaneous                                                                 18,910              22,902
     Office Expense                                                                22,161              36,012
     Postage                                                                        5,976               3,702
     Printing and Reproduction                                                      8,092                   0
     Professional Fees                                                            258,973              22,660
     Rent                                                                          27,757              29,316
     Repairs & Maintenance                                                            550                 705
     Supplies                                                                      16,294               2,941
     Taxes                                                                          2,799              22,085
     Wages                                                                        438,158             187,106
     Telephone and Utilities                                                       39,829              25,209
     Travel and Entertainment                                                      43,813              31,888
                                                                          ----------------    ----------------

     TOTAL OPERATING EXPENSES                                                   1,050,820             503,189
                                                                          ----------------    ----------------

EARNINGS/(LOSS) BEFORE OTHER INCOME / (EXPENSES)
     AND INCOME TAXES                                                          (1,058,143)           (155,753)
                                                                          ----------------    ----------------

OTHER INCOME / (EXPENSES):
     Gain / (Loss)                                                                      0              (2,300)
     Other Expense                                                                 11,502                   0
     Interest Income / (Expense) - net                                            (28,690)            (10,905)
                                                                          ----------------    ----------------
         Total Other Income / (Expense)                                            40,192             (13,205)
                                                                          ----------------    ----------------

EARNINGS / (LOSS) BEFORE INCOME TAXES                                          (1,098,335)           (168,958)
     Provision For Income Taxes                                                         0                   0
                                                                          ----------------    ----------------
NET EARNINGS / (LOSS)                                                   $      (1,098,335)  $        (168,958)
                                                                          ================    ================


See accompanying notes to the financial statements.

------------------------------------------------------------------------------

                      ATLANTIC PACIFIC COMMMUNICATIONS, INC.
                   STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                          FOR THE YEARS ENDED DECEMBER 31.

-----------------------------------------------------------------------------


            FEBRUARY 20, 1998                             COMMON STOCK                        PREFERRED STOCK
           TO DECEMBER 31, 1999                    SHARES          DOLLAR VALUE          SHARES          DOLLAR VALUE
-------------------------------------------     --------------     --------------     --------------     --------------

February 20, 1998                                           0    $             0                  0    $             0

Net Earnings 1998
                                                --------------     --------------     --------------     --------------

Total Members' Equity
As Of December 31, 1998                                     0                  0                  0                  0

Conversion From LLC to C-Corp.

Issuance of Common Stock:
     For Cash                                         170,000                 17                  0                  0
     In Lieu of Cash                                5,026,000                503                  0                  0
     For Services Rendered                            621,000                 62                  0                  0

Syndication Costs                                           0                  0                  0                  0

Net Earnings From C-Corp
     July 29, 1999 to Dec. 31, 1999
                                                --------------     --------------     --------------     --------------

Total Stockholders' Equity
As Of December 31, 1999                             5,817,000    $           582                  0    $             0
                                                ==============     ==============     ==============     ==============


                                                 Additional            Retained               Total
            February 20, 1998                      Paid In            Earnings /          Stockholders'
           To December 31, 1999                    Capital              Deficit              Equity
-------------------------------------------     --------------     ------------------    ----------------

February 20, 1998                             $             0    $                 0   $               0

Net Earnings 1998                                                           (168,958)           (168,958)
                                                --------------     ------------------    ----------------

Total Members' Equity
As Of December 31, 1998                                     0               (168,958)           (168,958)

Conversion From LLC to C-Corp.                          6,561                 (6,561)                  0

Issuance of Common Stock:
     For Cash                                         169,983                      0             170,000
     In Lieu of Cash                                        0                      0                 503
     For Services Rendered                            372,938                      0             373,000

Syndication Costs                                     (87,967)                     0             (87,967)

Net Earnings From C-Corp
     July 29, 1999 to Dec. 31, 1999                                       (1,098,335)         (1,098,335)
                                                --------------     ------------------    ----------------

Total Stockholders' Equity
As Of December 31, 1999                       $       461,515    $        (1,273,854)  $        (811,757)
                                                ==============     ==================    ================



See accompanying notes to the financial statements.

------------------------------------------------------------------------------

                        ATLANTIC PACIFIC COMMUNICATIONS, INC.
                             STATEMENTS OF CASH FLOWS
                          FOR THE YEARS ENDED DECEMBER 31,

------------------------------------------------------------------------------

                                                                                    1999             1998
                                                                                -------------    -------------
Cash Flow from Operating Activities:
    Net Income / (Loss)                                                       $   (1,098,335)  $     (168,958)

    Adjustments To Reconcile Net Income / (Loss) To Net Cash Provided / (Used)
     In Operating Activities:
       Depreciation                                                                   18,622            7,022
       Conversion From LLC to C-Corp.                                                 (6,561)               0
       (Increase) / Decrease in Prepaid Expenses                                        (500)               0
       (Increase) / Decrease in Contracts in Progress                               (132,332)
       (Increase) / Decrease in Accounts  Receivable                                  78,745         (230,192)
       (Increase) / Decrease in Stock Subscriptions  Receivable                      (94,995)               0
       (Increase) / Decrease in Security Deposits                                       (581)            (518)
       Increase / (Decrease) in Line of Credit Co - Compass                           (5,000)          50,000
       Increase / (Decrease) in Accounts Payable                                     444,122          219,520
       Increase / (Decrease) in Accrued Expenses                                     169,594           91,485
       Increase / (Decrease) in Advances                                             184,822                0
       Increase / (Decrease) in Payroll Taxes Payable                                 (4,692)           4,692
                                                                                -------------    -------------

       Total Adjustments                                                             651,244          142,009
                                                                                -------------    -------------

    Net Cash Provided / (Used) by Operating Activities                              (447,091)         (26,949)

Cash Flow from Investing Activities:
       (Purchase) / Disposal of Property, Plant & Equipment                          (18,340)        (103,069)
                                                                                -------------    -------------

    Net Cash Provided / (Used) by Investing Activities                               (18,340)        (103,069)

Cash Flow from Financing Activities:
       Increase / (Decrease) in Additional Paid in Capital                           347,818          113,697
       Proceeds From Sale of Common Stock                                                582                0
       Obligations Under Capital Leases                                                2,348           21,447
       Increase / (Decrease) in Notes Payable                                        125,742                0
                                                                                -------------    -------------

    Net Cash Provided / (Used) by Financing Activities                               476,490          135,144
                                                                                -------------    -------------

Net Increase / (Decrease) in Cash                                                     11,059            5,126

Cash at the Beginning of the Year                                                      5,126                0
                                                                                -------------    -------------

Cash at the End of the Year                                                   $       16,185   $        5,126
                                                                                =============    =============

       Additional Disclosure of Operating Cash Flow
             Cash paid during the years ended December 31,

                     Interest Expense. . . . . . . . . . . . . . . . . . . .  $       28,690   $       10,905

See accompanying notes to the financial statements.

                          ATLANTIC PACIFIC COMMUNICATIONS, INC.
                            NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1999 AND 1998


NOTE 1 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

      AtlanticPacific Communications, Inc. (the Company) commenced operations on February 20, 1998 when AtlanticPacific Communications, LLC (APC) was organized as a limited liability company under the Texas Limited Liability Company Act.

      On July 28, 1999 AtlanticPacific Communications, Inc. (the Company) was formed under the rules and regulations of the State of Texas.

      On July 29, 1999, APC merged with and into the Company to complete the conversion of the organization from a LLC to that of a C-corporation. The Company was thus the sole survivor with APC being eliminated.

      The Company, located in Houston, Texas, is engaged in the sale, testing, consulting and installation of fiber-optic cable systems for commercial, governmental and industrial businesses throughout the United States.

A)    CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

B)    INVENTORY

      Inventory primarily consists of materials and work in progress. The materials and supplies held for use in the ordinary course of business are valued at the lower of cost or market. Cost is determined by using the FIFO (first in - first out) method.

C)    PROPERTY AND EQUIPMENT

      Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is calculated by using the straight-line method for financial reporting and accelerated methods for income tax reporting. The recovery classifications are as follows:

                  Furniture and Fixtures               7 years
                  Machinery and Equipment              7 years
                  Vehicles                             5 years

                          ATLANTIC PACIFIC COMMUNICATIONS, INC.
                            NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1999 AND 1998


NOTE 1 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES: (continued)

D)    INCOME TAXES

      The Company was organized as a limited liability corporation. Under the corresponding provisions, the Company does not pay federal corporate income taxes on its taxable income and is not allowed a net operating loss carryover or carry-back as a deduction. Rather, the members are liable for individual federal income taxes on their respective interests of income and include their respective interests of the Company's net operating loss on their individual income tax returns.

      As of July 29, 1999(date of conversion from LLC to C-Corp.), the Company adopted the provisions of Statement of Financial Accounting Standards
      (FASB) No. 109, "Accounting for Income Taxes", which requires a change from the deferral method to assets and liability method of accounting for income taxes. Timing differences exist between book income and tax income that primarily relates to depreciation.

E)    REVENUE RECOGNITION

      The Company reports income from long-term contracts by the percentage-of-completion method of accounting. This method recognizes income and costs with respect to individual contracts on the basis of the proportionate value of work completed during the period. Estimated losses are recognized in full as soon as they are identifiable. Earnings are charged with a provision for doubtful accounts receivable based on collection experience and current review of the collectability of accounts. Accounts deemed uncollectable are charged against the allowance for doubtful accounts. The majority of cabling contracts are completed in less than one month.

F)    ADVERTISING

      All advertising related costs are expensed as incurred. For the years ended December 31, 1999 and 1998, the Company had expensed $12,836 and $13,511, respectively.

G)    USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumption that affect the reported amounts of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          ATLANTIC PACIFIC COMMUNICATIONS, INC.
                            NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1999 AND 1998


NOTE 1 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES: (continued)

H)    IMPAIRMENT OF LONG - LIVED AND IDENTIFIABLE INTANGIBLE ASSETS

      The Company evaluates the carrying value of long-lived assets and identifiable intangible assets for potential impairment on an ongoing basis. An impairment loss would be deemed necessary when the estimated non-discounted future cash flows are less than the net carrying amount of the asset. If an asset were deemed to be impaired, the asset's recorded value would be reduced to fair market value. In determining the amount of the charge to be recorded, the following methods would be utilized to determine fair market value:

            1)    Quoted market prices in active markets.
            2)    Estimate based upon prices of similar assets
            3)    Estimate based upon valuation techniques

      As of December 31, 1999 and 1998, no impairment existed.


NOTE 2 - ACCOUNTS RECEIVABLE:

      Accounts receivable consist of the following:

                                                            December 31,
                                                         1999         1998
                                                      ----------  ----------
            Accounts Receivable                       $  211,294  $  258,554
            Allowance for Doubtful Accounts               59,847      28,362
                                                        --------    --------
            Net Accounts Receivable                   $  151,447  $  230,192
                                                        ========    ========

NOTE 3 - FACTORING:

      In April 1999, the Company entered into a factoring agreement with Southwest Bank of Texas (SWB). Under this agreement, SWB may purchase the Company's accounts receivable at the Company's discretion in accordance with the terms.

      SWB purchases acceptable accounts from the Company at a varied discount rate. Under the agreement, SWB may advance up to 80% of the gross amount of eligible accounts receivable to a limit of $250,000. At December 31, 1999, SWB has advanced the Company $184,822.


NOTE 4 - CONTRACTS IN PROCESS:

      Contracts in process consists of work completed, but not yet billed. At December 31, 1999 and 1998 contract process was $132,332 and - 0 - respectively.


NOTE 5 - PROPERTY AND EQUIPMENT:

                          ATLANTIC PACIFIC COMMUNICATIONS, INC.
                            NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1999 AND 1998


      Components of property and equipment are as follows:

                                                                    December 31,
                                                                   1999         1998
                                                               ---------     --------
            Furniture and Fixtures                           $    32,448  $    28,949
            Machinery and Equipment                               68,789       50,364
            Vehicles                                              23,756       23,756
                                                               ---------     --------
                 Total Property, Plant, and Equipment        $   124,993  $   103,069
            Less: Accumulation Depreciation                      (29,228)      (7,022)
                                                               ---------     --------
                 Net Property and Equipment                  $    95,765  $    96,047
                                                               =========     ========


      All repair and maintenance costs are charged against income in the period incurred. Any repairs that increase the life of the asset are capitalized and depreciated over the adjusted life of the asset.


NOTE 6 - NOTES PAYABLE:

                                                                  December 31,
                                                                 1999        1998
                                                               --------     -------
      Note payable to Compass Bank bearing interest at
      9.5%, due $1,150 monthly; due April 2001.             $    18,233   $   - 0 -

      Note payable to C. Brazier bearing interest at
      9.5%, due $4,936 monthly; due Nov. 1999.                  107,509       - 0 -
                                                               --------     -------
            Total                                               125,742       - 0 -
            Less Current Portion of
               Long - Term Debt                                  65,013       - 0 -
                                                               --------     -------
            Total Long - Term Debt                          $    60,729   $   - 0 -
                                                               ========     =======

                  Principal repayments are as follows:

                        PERIOD ENDING
                        DECEMBER  31,                     AMOUNT
                        -------------                   --------
                           2000                       $   65,013
                           2001                           60,729
                                                        --------
                              Total                   $  125,742
                                                        ========

NOTE 7 - LINE OF CREDIT:

                          ATLANTIC PACIFIC COMMUNICATIONS, INC.
                            NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1999 AND 1998




      The Company had an open line of credit of $50,000 with Compass Bank bearing a variable rate of interest. Interest is payable monthly whereas the principal is payable on demand or at April 2001; whichever occurs first. At December 31, 1999 and 1998 outstanding balances of $45,000 and $18,253 existed, respectively.


NOTE 8 - CAPITAL LEASE OBLIGATIONS:

                                                                    December 31,
                                                                 1999         1998
                                                              --------      -------
      Equipment lease with Fleet Leasing Corp payable
      in monthly installments of $106; due Feb. 2002.       $    3,203   $    - 0 -

      Equipment lease with Fleet Leasing Corp payable
      in monthly installments of $108; due Feb. 2002.            2,940        - 0 -

      Auto lease with GE Capital payable in monthly
      Installments of $465; due Feb. 2002.                      12,567       14,766

      Equipment lease with Sanwa Leasing Corp payable
      in monthly installments of $269; due May 2001.        $    5,085   $    6,681
                                                              --------      -------
              Total Obligations                                 23,795       21,447
              Less Current Portion of
                 Lease Obligations                               9,321       6,943
                                                              --------      -------
              Total Long - Term Capital
                 Lease Obligations                          $   14,474   $   14,504
                                                              ========      =======


      The capitalized lease obligations are collateralized by the related equipment acquired with a net book value of approximately $23,641 and $25,668 at December 31, 1999 and 1998, respectively. The future minimum lease payments under the capital leases and the net present value of the future lease payments are as follows:

                  Future obligations under the lease terms are:

                        PERIOD ENDING
                        DECEMBER  31,                           AMOUNTS
                        -------------                           -------
                              2000                           $    9,321
                              2001                               13,348
                              2002                                1,126
                                                                -------
                                Total                        $   23,795
                                                                =======


NOTE 9 - COMMITMENTS AND CONTINGENCIES:

                          ATLANTIC PACIFIC COMMUNICATIONS, INC.
                            NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1999 AND 1998




      The Company currently leases office space in Houston, Texas and Chicago, Illinois. These non-cancelable leases are payable $1,420 and $940 per month expiring November 2001 and April 2000, respectively. For the periods ending December 31, 1999 and 1998, rental expenses of $27,577 and $29,316 respectively, were incurred.

            Future obligations under the non-cancelable lease terms are:

                    PERIODS ENDING
                      DECEMBER 31,                       AMOUNT
                    --------------                      -------
                         2000                         $  17,113
                         2001                         $  16,474

NOTE 10 - SUBSEQUENT  EVENTS:

      Subsequent to December 31, 1999, the Company was acquired by Eagle Wireless International, Inc. in a transaction accounted for as a purchase.

      Additionally, the Company acquired Comtel Communications, Inc. in a transaction accounted for as a purchase.

----------------------------------------------------------------------------

                        COMTEL COMMUNICATIONS, INC.
                           FINANCIAL STATEMENTS
                        DECEMBER 31, 1999 AND 1998

----------------------------------------------------------------------------




                             TABLE OF CONTENTS



                                                                       PAGE
                                                                      ------

Independent  Accountant's  Report . . . . . . . . . . . . . . . . . .   1

Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

Statements  of  Operations  . . . . . . . . . . . . . . . . . . . . .   3

Statements  of  Changes  in  Stockholders'  Equity . . . . . . . . . .  4

Statements  of  Cash  Flows . . . . . . . . . . . . . . . . . . . . .   5

Notes  to  the  Financial  Statements . . . . . . . . . . . . . . . . 6-12

                             INDEPENDENT ACCOUNTANT'S REPORT





To the Board of Directors and Stockholders of Comtel Communications, Inc.:

We have audited the accompanying balance sheets of Comtel Communications, Inc. as of December 31, 1999 and 1998 and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Comtel Communications, Inc. at December 31, 1999 and 1998 and the results of its operations, stockholders' equity, and its cash flow for the years then ended, in conformity with generally accepted accounting principles.




McManus & Co., P.C.
Morris Plains, New Jersey


August 29, 2000

--------------------------------------------------------------------------------

                          COMTEL COMMUNICATIONS, INC.
                                 BALANCE SHEETS
                                  DECEMBER 31.

--------------------------------------------------------------------------------


                                  ASSETS
                                                                                             1999                1998
                                                                                        ----------------    ----------------
CURRENT ASSETS:
        Cash                                                                          $          20,439   $          99,036
        Accounts Receivable-Net (Note 2)                                                        721,913             589,071
        Employee Advance                                                                             13                 107
        Cost and Estimated Earnings in Excess of Billings (Note 3)                               98,594              94,601
        Inventory (Note 1)                                                                      114,168             122,790
        Prepaid Expenses                                                                         13,332               8,396
                                                                                        ----------------    ----------------
              Total Current Assets                                                              968,459             914,001
                                                                                        ----------------    ----------------

PROPERTY AND EQUIPMENT-NET (NOTES 1 & 4)                                                         67,368              91,788
                                                                                        ----------------    ----------------

OTHER ASSETS:
        Deposits                                                                                      0               2,216
        Intangible Assets (Notes 1 & 9)                                                          80,000              80,000
        Less Accumulated Amortization                                                           (44,000)            (28,000)
                                                                                        ----------------    ----------------
              Total Other Assets                                                                 36,000              54,216
                                                                                        ----------------    ----------------

                                                                                        ----------------    ----------------
TOTAL ASSETS                                                                          $       1,071,827   $       1,060,005
                                                                                        ================    ================

                               LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:
        Accounts Payable                                                              $         596,124   $         652,158
        Accrued Expenses                                                                         53,072              42,280
        Current Obligations under Capital Leases (Note 6)                                         4,085              14,501
        Notes Payable (Note 5)                                                                   39,800             114,390
        Line of Credit (Note 10)                                                                228,000                   0
        Payroll Taxes Payable                                                                    13,146               5,192
        Sales Tax Payable                                                                        18,441               8,752
        Billings in Excess of Costs and Estimated Earnings (Note 3)                              27,687              38,882
                                                                                        ----------------    ----------------
              Total Current Liabilities                                                         980,355             876,155
                                                                                        ----------------    ----------------

LONG - TERM LIABILITIES:
        Notes Payable-Net of Current Portion (Note 5)                                                 0               1,037
        Obligations under Capital Leases-Net of Current Portion (Note 6)                          1,861               5,748
                                                                                        ----------------    ----------------
              Total Long - Term Liabilities                                                       1,861               6,785
                                                                                        ----------------    ----------------

COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 8)

STOCKHOLDERS' EQUITY:
        Common Stock - $1.00 par value
              Authorized 100,000 shares
              Issued 1,000 and 1,000 shares, respectively                                         1,000               1,000
        Paid In Capital                                                                         209,201             209,201
        Retained Earnings / (Deficit)                                                          (120,590)            (33,136)
                                                                                        ----------------    ----------------
              Total Stockholders' Equity                                                         89,611             177,065
                                                                                        ----------------    ----------------

                                                                                        ----------------    ----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                            $       1,071,827   $       1,060,005
                                                                                        ================    ================

See accompanying notes to the financial statements.

-------------------------------------------------------------------------------

                            COMTEL COMMUNICATIONS, INC.
                             STATEMENTS OF OPERATIONS
                         FOR THE YEARS ENDED DECEMBER 31.

-------------------------------------------------------------------------------

                                                                               1999                1998
                                                                          ----------------    ----------------
NET SALES                                                               $       4,218,823   $       5,345,974
                                                                          ----------------    ----------------

COST OF SALES
      Materials                                                                 1,145,482           2,256,166
      Labor                                                                       881,983             964,757
      Other                                                                     1,261,157           1,146,831
                                                                          ----------------    ----------------
      TOTAL COST OF SALES                                                       3,288,622           4,367,754
                                                                          ----------------    ----------------

      GROSS PROFIT                                                                930,201             978,220
                                                                          ----------------    ----------------

GENERAL AND ADMINISTRATIVE EXPENSES:
      Advertising                                                                   8,460              12,874
      Bad Debt Expense                                                              5,000                   0
      Contract Labor                                                                  179              11,835
      Contributions                                                                     0               1,924
      Dues and Subscriptions                                                        1,008               1,509
      Insurance                                                                   131,017             115,347
      Miscellaneous                                                                 1,791               5,761
      Office Expense                                                               23,214              19,798
      Officers Salary                                                             144,000             144,000
      Oher Salaries                                                               361,282             263,780
      Postage                                                                      10,254               9,103
      Professional Fees                                                            42,990              17,020
      Promotion                                                                       512               6,237
      Repairs & Maintenance                                                        14,780              18,540
      Rent                                                                         58,500              58,500
      Shop Supplies                                                                 4,841               4,356
      Taxes                                                                        61,803              61,346
      Telephone and Utilities                                                      39,504              29,992
      Travel and Entertainment                                                     17,703              23,333
      Depreciation & Amortization                                                  54,095              67,711
                                                                          ----------------    ----------------

      TOTAL OPERATING EXPENSES                                                    980,933             872,966
                                                                          ----------------    ----------------

INCOME/(LOSS) BEFORE OTHER INCOME/EXPENSES                                        (50,732)            105,254
                                                                          ----------------    ----------------

OTHER INCOME/(EXPENSES):
      Gain/Loss on Sale of Equipment                                                2,300              (1,280)
      Interest Income/(Expense) - net                                             (39,022)            (24,612)
                                                                          ----------------    ----------------
           Total Other Income/(Expenses)                                          (36,722)            (25,892)
                                                                          ----------------    ----------------

NET INCOME / (LOSS)                                                     $         (87,454)  $          79,362
                                                                          ================    ================


See accompanying notes to the financial statements.

------------------------------------------------------------------------------

                            COMTEL COMMUNICATIONS, INC.
                    STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                         FOR THE YEARS ENDED DECEMBER 31.

------------------------------------------------------------------------------




                                                                          ADDITIONAL           RETAINED             TOTAL
        JANUARY 1, 1998                      COMMON STOCK                   PAID IN           EARNINGS /         STOCKHOLDERS'
      TO DECEMBER 31, 1999            SHARES           DOLLAR VALUE         CAPITAL            DEFICIT              EQUITY
---------------------------------   --------------    --------------    --------------     ----------------     --------------

January 1, 1998                             1,000   $         1,000   $       209,201    $        (112,498)   $        97,703

Net Earnings 1998                                                                                   79,362             79,362

                                    --------------    --------------    --------------     ----------------     --------------

Total Stockholders' Equity
As Of December 31, 1998                     1,000             1,000           209,201              (33,136)           177,065


Net Loss 1999                                                                                      (87,454)           (87,454)

                                    --------------    --------------    --------------     ----------------     --------------

Total Stockholders' Equity
As Of December 31, 1999                     1,000   $         1,000   $       209,201    $        (120,590)   $        89,611
                                    ==============    ==============    ==============     ================     ==============

-------------------------------------------------------------------------------

                            COMTEL COMMUNICATIONS, INC.
                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                         FOR THE YEARS ENDED DECEMBER 31.

-------------------------------------------------------------------------------


                                                                                                  1999                1998
                                                                                             ----------------    ----------------
Cash Flow from Operating Activities:
      Net Income / (Loss)                                                                  $         (87,454)  $          79,362

      Adjustments To Reconcile Net Income / (Loss) To Net Cash Provided / (Used)
       In Operating Activities:
           Depreciation & Amortization                                                                54,095              67,711
           (Increase) / Decrease in Inventory                                                          8,622             (47,293)
           (Increase) / Decrease in Cost and Estimated Earnings in Excess of Billings                 (3,993)            (55,511)
           (Increase) / Decrease in Accounts  Receivable                                            (132,842)           (208,684)
           (Increase) / Decrease in Employee Advance                                                      94                (107)
           (Increase) / Decrease in  Deposits                                                          2,216                   0
           (Increase) / Decrease in Prepaid Expenses                                                  (4,936)             11,026
           Increase / (Decrease) in Accounts Payable                                                 (56,034)            263,128
           Increase / (Decrease) in Accrued Expenses                                                  10,792              35,893
           Increase / (Decrease) in Line of Credit                                                   228,000                   0
           Increase / (Decrease) in Payroll Taxes Payable                                              7,954               5,192
           Increase / (Decrease) in Sales Tax Payable                                                  9,689               8,752
           Increase / (Decrease) in Deferred Liabilities                                                   0             (35,000)
           Increase / (Decrease) in Billings in Excess of Costs and Estimated Earnings               (11,195)             26,742
                                                                                             ----------------    ----------------

           Total Adjustments                                                                         112,462              71,849
                                                                                             ----------------    ----------------

      Net Cash Provided / (Used) by Operating Activities                                              25,008             151,211

Cash Flow from Investing Activities:
           (Purchase) / Disposal of Property, Plant & Equipment                                      (13,675)             (8,111)
                                                                                             ----------------    ----------------

      Net Cash Provided / (Used) by Investing Activities                                             (13,675)             (8,111)

Cash Flow from Financing Activities:
           Increase / (Decrease) in Obligations under Capital Leases                                 (14,303)            (16,263)
           Increase / (Decrease) in Notes Payable                                                    (75,627)            (77,808)
                                                                                             ----------------    ----------------

      Net Cash Provided / (Used) by Financing Activities                                             (89,930)            (94,071)
                                                                                             ----------------    ----------------

Net Increase / (Decrease) in Cash                                                                    (78,597)             49,029

Cash at the Beginning of the Year                                                                     99,036              50,007
                                                                                             ----------------    ----------------

Cash at the End of the Year                                                                $          20,439   $          99,036
                                                                                             ================    ================

              Additional Disclosure of Operating Cash Flow
                   Cash paid during the years ended December 31,

                          Interest  Expense  . . . . . . . . . . . . . . . . . . . . . . . $          39,022   $          24,612


See accompanying notes to the financial statements.

                               COMTEL COMMUNICATIONS, INC.
                            NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1999 AND 1998



NOTE 1 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

      Comtel Communications, Inc. (the Company) incorporated as a Texas corporation and commenced business on January 6, 1984. The Company, located in Houston, Texas, is engaged in the sale, testing, and installation of fiber-optic cable systems and local area networks. Additionally, the Company provides services to major industrial customers and to government agencies located throughout the United States.

A)    CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

B)    INVENTORY

      Inventory consists of parts and supplies held for use in the ordinary course of business. Inventories are valued at the lower of cost or market. Cost is determined by using the FIFO (first in - first out) method.

C)    PROPERTY, PLANT, AND EQUIPMENT

      Property, plant, and equipment are carried at cost less accumulated depreciation and amortization. Depreciation was calculated using the modified accelerated cost recovery system as provided by the tax reform act of 1986 for property and equipment acquired after December 31, 1986 . The recovery classifications are as follows:

                  Furniture and Fixtures                     7 years
                  Machinery and Equipment                    7 years
                  Leasehold Improvements                     life of lease
                  Vehicles                                   5 years

D)    INCOME TAXES

      The Company has elected to be taxed under the provision of Subchapter S of the Internal Revenue code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income and is not allowed a net operating loss carryover or carry-back as a deduction. Instead, the stockholders are liable for individual federal income taxes on their respective shares of income and include their respective shares of the Company's net operating loss on their individual income tax returns.

                               COMTEL COMMUNICATIONS, INC.
                            NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1999 AND 1998




NOTE 1 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES: (continued)

E)    USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumption that affect the reported amounts of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F)    REVENUE RECOGNITION

      The Company reports income from long-term contracts by the percentage of completion method. This method recognizes income and costs with respect to individual contracts on the basis of the proportionate value of work completed during the period. Estimated losses are recognized in full as soon as they are identifiable. Earnings are charged with a provision for doubtful accounts receivable based upon collection experience and current review of the collectability of accounts. Accounts deemed uncollectable are charged against the allowance for doubtful accounts.

G)    ADVERTISING

      Advertising costs are expensed as incurred. Advertising expenses were $8,460 and $12,874 for the years ended December 31, 1999 and 1998, respectively.

H)    IMPAIRMENT OF LONG - LIVED AND IDENTIFIABLE INTANGIBLE ASSETS

      The Company evaluates the carrying value of long-lived assets and identifiable intangible assets for potential impairment on an ongoing basis. An impairment loss would be deemed necessary when the estimated non-discounted future cash flows are less than the net carrying amount of the asset. If an asset were deemed to be impaired, the asset's recorded value would be reduced to fair market value. In determining the amount of the charge to be recorded, the following methods would be utilized to determine fair market value:

            1)    Quoted market prices in active markets.
            2)    Estimate based upon prices of similar assets
            3)    Estimate based upon valuation techniques

      As of December 31, 1999 and 1998, no impairment existed

                               COMTEL COMMUNICATIONS, INC.
                            NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1999 AND 1998



NOTE 1 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES: (continued)

I)    ACCOUNTING PRONOUNCEMENTS

      During August of 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) No. 98-5 "Reporting on the Costs of Start-Up Activities".

      This statement requires all costs related to a company's start-up activities be expensed during the period incurred rather than capitalized and amortized over a period of time.

      This pronouncement becomes effective for fiscal years beginning after December 15, 1998. The Company has not elected early application of this new statement.

J)    INTANGIBLE ASSETS

      Goodwill represents the excess of the cost of companies acquired over the fair value of their net assets at the dates of acquisition and is being amortized using the straight-line method over five (5) years.


NOTE 2 - ACCOUNTS RECEIVABLE:

      Accounts receivable consist of the following:

                                                         DECEMBER 31,     DECEMBER 31,
                                                            1999              1998
                                                         ------------     ------------
            Accounts Receivable                         $   726,913     $    589,071
            Allowance for Doubtful Accounts                   5,000            - 0 -
                                                         ------------     ------------
            Net Accounts Receivable                     $   721,913     $    589,071
                                                          ===========     ============


NOTE 3 - CONTRACTS IN PROCESS:

      Contracts in process as of December 31, are as follows:           1999             1998
                                                                        ----             -----
            Expenditures on Uncompleted Contracts                   $   199,543      $   206,495
            Estimated Earnings                                           44,620           69,059
                                                                      ---------         --------
                                                                        244,163          275,554
            Less: Billings Applicable Thereto                           173,256          219,835
                                                                      ---------         --------
                                                                    $    70,907      $    55,719
                                                                     ==========        =========

                               COMTEL COMMUNICATIONS, INC.
                            NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1999 AND 1998



NOTE 3 - CONTRACTS IN PROCESS (continued)

                                                                        1999              1998
                                                                        ----              ----
      Included in the balance sheet under the following caption:

            Current Assets - Costs and estimated earnings
             in excess of billings on uncompleted contracts.      $    98,594        $   94,601

            Current Liabilities - Billings in excess of costs
             and contracts.                                           (27,687)          (38,882)
                                                                     --------          --------
                                                                  $    70,907        $   55,719
                                                                     ========          ========

NOTE 4 - PROPERTY, PLANT, AND EQUIPMENT:

      Components of property, plant, and equipment are as follows:

                                                                    DECEMBER 31,      DECEMBER 31,
                                                                        1999             1998
                                                                    ------------      ------------
            Computer Hardware & Software                          $    109,590    $     102,856
            Furniture and Fixtures                                      16,851           19,573
            Machinery and Equipment                                    164,484          189,450
            Leasehold Improvements                                       4,436            4,436
            Vehicles                                                    20,659           20,659
                                                                    ----------      ------------
                 Total Property, Plant, and Equipment                  316,020          336,974
            Less: Accumulation Depreciation                            248,652          245,186
                                                                    ----------      ------------
                 Net Property, Plant, and Equipment               $     67,368    $      91,788
                                                                    ==========      ============

      All repair and maintenance costs are charged against income in the period incurred. Any repairs that increase the life of the asset are capitalized and depreciated over the adjusted life of the asset.


NOTE 5 - NOTES PAYABLE:

                                                                    DECEMBER 31,      DECEMBER 31,
                                                                        1999             1998
                                                                    ------------      ------------
       Note payable to Sunbelt National Bank bearing
       interest at Prime plus 2% (currently 10.5%), payable
       in monthly installments of $5,000 monthly; plus
       interest payable upon demand. This note is secured by
       various assets of the Company.                             $     38,789    $     108,000

                               COMTEL COMMUNICATIONS, INC.
                            NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1999 AND 1998


NOTE 5 - NOTES PAYABLE: (continued)

                                                                    DECEMBER 31,      DECEMBER 31,
                                                                        1999             1998
                                                                    ------------      ------------

       Note payable to Primus Automotive bearing interest at
       10%, payable in monthly installments of $572 due
       March 2000. This note is secured by its respective
       vehicle.                                                    $     1,011    $       7,427
                                                                    ----------     ------------
            Total                                                       39,800          115,427
            Less Current Portion of
               Long - Term Debt                                         39,800          114,390
                                                                    ----------     ------------
            Total Long - Term Debt                                 $    - 0 -     $       1,037
                                                                    ==========     ============

                  Principal repayments are as follows:

                        PERIOD ENDING
                        DECEMBER  31,                      AMOUNT
                        -------------                   ---------
                              2000                    $    39,800
                                                        =========

NOTE 6 - CAPITAL LEASE OBLIGATIONS:

                                                                    DECEMBER 31,     DECEMBER 31,
                                                                       1999              1998
                                                                    -----------      ------------
      Equipment lease with Dana Commercial Credit
      bearing interest at 12.69%, payable in monthly
      installments of $660; due August 1999.                         $  - 0 -           $ 4,432


      Equipment lease with Associates Leasing bearing
      interest at 15.45% payable in monthly installments
      of $397; due November 1999.                                       - 0 -             4,309


      Equipment lease with Master Lease bearing interest
      at 6.11% payable in monthly installments of $249;
      due May 2001.                                                      4,642            7,259


      Equipment lease with Associates Leasing bearing
      interest at 23.47% payable in monthly installments
      of $189; due July 1999.                                           - 0 -             1,061


      NOTE 6 - CAPITAL LEASE OBLIGATIONS: (continued)

                               COMTEL COMMUNICATIONS, INC.
                            NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1999 AND 1998



                                                                     DECEMBER 31,     DECEMBER 31,
                                                                         1999            1998
                                                                     ------------     ------------
      Equipment lease with GE Capital bearing interest
      at 5.00%, payable in monthly installments of $199;
      due May 2000.                                                       $797          $ 3,188

      Equipment lease with GE Capital bearing interest
      at 18.38% payable inmonthly installments of $300;
      due February, 2000.                                                  507           - 0 -
                                                                     ------------     ------------
              Total Obligations                                          5,946           20,249
              Less Current Portion of
                 Lease Obligations                                       4,085           14,501
                                                                     ------------     ------------
              Total Long - Term Capital
                 Lease Obligations                                   $   1,861       $    5,748
                                                                     ============     ============

                  Future obligations under the lease terms are:

                        DECEMBER 31,                     AMOUNT
                        ------------                   ---------
                              2000                    $    4,085
                              2001                         1,861
                                                       ---------
                               Total                  $    5,946
                                                       =========

NOTE 7 - BUSINESS COMBINATIONS:

      On March 18, 1997, the Company acquired all of the assets and customer base of Data Cable Services. The total purchase price for this acquisition was $110,000. The Company paid $30,000 in cash and entered into a consulting contract that required $5,000 for sixteen (16) months. No services were required under this consulting agreement. The Company allocated $30,000 to certain assets whereas goodwill of $80,000 resulted from this transaction.


 NOTE 8 - COMMITMENTS AND CONTINGENCIES:

      On September 14, 1993 the Company entered into a lease agreement with a related party. Effective September 1998, the agreement was continued on a month-to-month basis. Rent expense was $58,500 and $58,500 for the years ended December 31, 1999 and 1998, respectively.


NOTE 9 - INTANGIBLE ASSETS:

                               COMTEL COMMUNICATIONS, INC.
                            NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 1999 AND 1998


      Intangible assets consist of goodwill created during the acquisition as stated in Note 7. Goodwill is being amortized using the straight-line method for a period of five (5) years. Accumulated amortization at December 31, 1999 and 1998 was $44,000 and $28,000, respectively.


NOTE 10 - LINE OF CREDIT

      The Company has a $250,000 line of credit with Sunbelt National Bank. As of December 31, 1999 and 1998, outstanding balances of $228,000 and - 0-existed, respectively.


NOTE 11 - RETIREMENT PLANS:

      During April 1998, the Company initiated a 401K plan for its employees which is funded though the contributions of its participants. Presently, the Company does not contribute.


NOTE 12- SUBSEQUENT  EVENTS:

       Subsequent to December 31, 1999, the Company was acquired by Atlantic Pacific Communications, Inc. in a transaction accounted for as a purchase.

                       Eagle Wireless International, Inc.
           Unaudited Pro Forma Combined Condensed Financial Statement

The following unaudited pro forma combined condensed financial statement has been prepared to give effect to the acquisition of AtlanticPacific, Inc. (APC) and Comtel Communications, Inc. (Comtel). The acquisition of APC and Comtel has been accounted for using the purchase method of accounting pursuant to APB 16, the effects of which are reflected in the accompanying pro forma financial statement.

The unaudited pro forma combined condensed statement of operation combines the historical consolidated statement of operations of Eagle, APC and Comtel as if the acquisition had occurred as of September 1, 1999.

Unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or result of operations that would have actually been reported had the merger occurred at the beginning of the period presented, nor is it necessarily indicative of future financial position or results of operations. The unaudited pro forma combined condensed financial statement is based upon the respective historical consolidated financial statements of Eagle, APC and Comtel and notes thereto. The unaudited pro forma combined condensed financial statement does not incorporate, nor do it assume any benefits from cost savings or synergies of operations of the combined company. This transaction is reflected in the Eagle Wireless International, Inc. balance sheet at August 31, 2000, and accordingly any reference to balance sheet information is included in the form 10KSB.

          Unaudited Pro Forma Combined Condensed Statement of Operation
                       For the Year Ended August 31, 2000

              (IN THOUSANDS, EXCEPT NET LOSS PER SHARE INFORMATION)

                           Eagle         APC / Comtel      Adjustments         Total
                         ---------     ---------------   ---------------   -------------
Revenues                 $  1,826         $  5,922          $   --           $  7,748
Net loss A               $   (413)        $ (1,081)         $   (115)        $ (1,609)

Net loss per share:
Basic                                                                        $  (0.10)
Diluted                                                                      $  (0.09)

Share data: B
Basic                                                                          16,201
Diluted                                                                        17,087

The accompanying notes are an integral part of the unaudited pro forma combined condensed financial statement.

Note 1 - Basis of Presentation:

On January 1, 2000, we acquired APC in a business combination accounted for as a purchase. APC is primarily engaged in the nationwide sales and installation of fiber and cable to commercial enterprises. We issued 518,919 shares of common stock valued at $1,827,770 and assumed debt of $1,304,080 for a total cost of $3,131,850.

Concurrently with the closing of this acquisition we entered into an employment agreement with the former principals of APC. These principals may earn up to 3,000,000 shares of common stock based on accumulated sales goals. Under the terms of the agreement, we will issue an additional 500,000 shares for $10,000,000 in accumulated sales, 1,000,000 shares for $30,000,000 in accumulated sales and 1,500,000 shares for $60,000,000 in accumulated sales. These sales have to be achieved within a two-year period commencing January 1, 2000. These contingencies and attainment there of are considered remote and accordingly have been excluded from the determination of the acquisition price.

On January 1, 2000, we acquired Comtel in a business combination accounted for as a purchase. Comtel is primarily engaged in the sales and installation of fiber and cable to commercial enterprises in Texas and Louisiana. We issued 300,000 shares of common stock valued at $1,287,640 and assumed debt of $982,216 for a total cost of $2,269,856.

Note 2 - Pro Forma Adjustments

The following pro forma adjustments were applied to the historical consolidated financial statements of Eagle, APC and Comtel to arrive at the unaudited pro forma combined condensed financial information. This transaction was recorded using the purchase method of accounting. The allocation of the aggregate purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed in connection with this acquisition was based on the estimated fair values as determined by Eagle's management. The purchase price allocation resulted in $5,541,418 of goodwill, which will be amortized over twenty (20) years.

A) Pro forma adjustment to record additional five months amortization of the intangible assets as if the acquisition had consummated at the beginning of fiscal year 2000.

B) Includes weighted average number of shares issued to APC and Comtel as if they had been outstanding since September 1, 1999.

Note 3 - Pro Forma Net Loss Per Share:

Basic and diluted weighted average shares outstanding were calculated based upon the historical basic and diluted weighted average shares outstanding of Eagle, increased by the shares Eagle shares issued upon acquisition of APC and Comtel, which assumes the shares had been outstanding during all of fiscal year 2000.